Exhibit 10.1

BACKSTOP EXCHANGE AGREEMENT
This Backstop Exchange Agreement (this “Agreement”), dated as of April 30, 2019, is made by and among Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”) and B. Riley FBR, Inc. (the “Backstop Exchange Party”). As used herein, “Parties” refers collectively to the Company and the Backstop Exchange Party.
RECITALS
1.The Company intends to pursue a rights offering (the “Rights Offering”) on the terms described in this Agreement and the attached Exhibit A hereto (the “Term Sheet”) pursuant to which the Company is proposing to offer and sell, in the aggregate, a number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) resulting in gross cash proceeds to the Company of approximately $50 million (the “Aggregate Offering Amount”).
2.This Agreement sets forth the terms and conditions under which the Backstop Exchange Party has agreed to provide the Backstop Exchange Commitment (as defined below) in connection with the Rights Offering.
Now, therefore, in consideration of the mutual promises, agreements, representations, warranties, and covenants contained herein, the Parties hereby as follows:
Section 1.    Rights Offering and Company Stockholder Meeting.
(a)    On the terms and subject to the conditions set forth herein, the Company shall distribute, at no charge, to each holder of Common Stock as of the record date (the “Record Date”) set by the Company’s Board of Directors (the “Board of Directors”), in consultation with each of the Backstop Exchange Party and Vintage Capital Management, LLC (“Vintage”), one non-transferable purchase right (each a “Right”) per share of Common Stock owned by such holder as of the Record Date. Each Right will entitle the holder thereof to purchase the number of shares of Common Stock at a subscription price of $0.30 per whole share of Common Stock (the “Subscription Price”) determined by dividing 166,666,667 (the “Offered Shares”) by the total number of shares of Common Stock issued and outstanding as of the Record Date. The holders of Common Stock as of the Record Date and any person to whom Rights have been validly transferred are collectively referred to as “Holders.”
(b)    Notwithstanding anything in this Agreement to the contrary, the obligation of the Company to commence and consummate the Rights Offering shall be subject to the conditions set forth in Section 7(d).
(c)    As promptly as practicable following the date of this Agreement, the Company shall prepare and file (i) a proxy statement for a meeting of Company stockholders (the “Proxy Statement”) to consider, among any other items to be considered at the meeting, the Equitization Proposals (as defined below) and (ii) a registration statement registering the sale of the Offered Shares in the Rights Offering on Form S-1, or any such other form as is available for the purposes of completing such registration (such registration statement, the “Registration Statement” and, together with the Proxy Statement, the “SEC Transaction Documents”). The Company shall use its reasonable best efforts to have the Proxy Statement and the Registration Statement cleared or declared effective, as the case may be, by the

Securities and Exchange Commission (the “Commission”) as promptly as practicable after they are filed with the Commission.
(d)    The Company shall cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable (and in any event no later than the third (3rd) business day) after (i) the tenth (10th) day after the preliminary Proxy Statement therefor has been filed with the Commission if by such date the Commission has not informed the Company that it intends to review the Proxy Statement or (ii) if the Commission has, by the tenth (10th) day after the preliminary Proxy Statement has been filed with the Commission, informed the Company that it intends to review the Proxy Statement, the date on which the Commission confirms that it has no further comments on the Proxy Statement). Subject to applicable law, the Board of Directors shall take all action necessary, in accordance with and subject to the General Corporation Law of the State of Delaware and the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, to duly call, give notice of, and convene and hold, as promptly as practicable, an annual or special meeting of its stockholders to consider and vote upon, among other proposals, the Equitization Proposals, to the extent required by applicable law or regulations or New York Stock Exchange (“NYSE”) rules (such meeting, the “Company Stockholder Meeting”). The Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part to obtain the requisite stockholder approval of the Equitization Proposals. The Company shall not, without the prior written consent of the Backstop Exchange Party, adjourn, postpone or otherwise delay the Company Stockholder Meeting; provided that the Company may, without the prior written consent of the Backstop Exchange Party, adjourn, postpone or delay the commencement or conclusion of the Company Stockholder Meeting, after consultation with the Backstop Exchange Party, if the Company believes in good faith, after consultation with outside legal counsel, that such adjournment, postponement or delay is reasonably necessary to allow reasonable additional time to (i) solicit additional proxies necessary to obtain approval of the Equitization Proposals, or (ii) distribute any supplement or amendment to the Proxy Statement that the Company has determined in good faith after consultation with outside legal counsel is necessary under applicable law and for such supplement or amendment to be reviewed by the Company’s stockholders prior to the Company Stockholder Meeting.
(e)    The Company shall (1) provide the Backstop Exchange Party with a reasonable opportunity to review each of the SEC Transaction Documents, as well as any amendment thereto or any prospectus or prospectus supplement with regard to the Registration Statement, before its filing with the Commission and shall duly consider in good faith any comments by the Backstop Exchange Party and its counsel, (2) advise the Backstop Exchange Party promptly of the time when each SEC Transaction Document, or any amendment thereto or any prospectus or prospectus supplement with regard to the Registration Statement, has been filed or has become effective, as applicable, and shall furnish the Backstop Exchange Party with copies thereof, (3) advise the Backstop Exchange Party promptly after the Company receives notice of any comments or inquiries by the Commission (and furnish the Backstop Exchange Party with copies of any correspondence related thereto), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any SEC Transaction Document, or of the initiation or threatening of any proceedings for any such purpose, or of any request by the Commission for amending or supplementing any SEC Transaction Document, and (4) in the event of the issuance of any stop order or of any order preventing or suspending the use of any SEC

Transaction Document or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.
(f)    The Company represents, warrants and covenants that (i) the Registration Statement and any post-effective amendment thereto, as of the Securities Act Effective Date (as defined below), and each Issuer Free Writing Prospectus (as defined below), if any, at the time of use thereof, will comply in all material respects with the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of the applicable date of the Prospectus (as defined below) and any amendment or supplement thereto and as of the Closing Date (as defined below), the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) at the time of its distribution and at the Expiration Time (as defined in the Term Sheet), the Investment Decision Package (as defined below) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Proxy Statement, at the time of filing thereof, will comply in all material respects with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, in each case, the Company makes no representation, warranty or agreement with respect to any statements or omissions made in reliance on and in conformity with information relating to the Backstop Exchange Party furnished to the Company in writing by the Backstop Exchange Party for use in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or the Proxy Statement, or any amendment or supplement thereto.
For the purposes of this Agreement, (i) the term “Prospectus” means the final prospectus contained in the Registration Statement at the Securities Act Effective Date (including information, if any, omitted pursuant to Rule 430A or Rule 430B, as applicable, and subsequently provided pursuant to Rule 424(b) under the Securities Act), and any amended form of such prospectus provided under Rule 424(b) under the Securities Act or contained in a post-effective amendment to the Registration Statement; (ii) the term “Investment Decision Package” means the Prospectus, together with any Issuer Free Writing Prospectus used by the Company to offer the Offered Shares to Holders pursuant to the Rights Offering, (iii) the term “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the rules promulgated under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Rights Offering, and (iv) the term “Securities Act Effective Date” means the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the Commission.
(g)    The Backstop Exchange Party represents, warrants and covenants that all information furnished to the Company by the Backstop Exchange Party in writing for use in the SEC Transaction Documents will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(h)    If at any time prior to the Expiration Time, any event occurs as a result of which the Investment Decision Package, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Investment Decision Package to comply with applicable law, the Company will promptly notify the Backstop Exchange Party of any such event and prepare an amendment or supplement to the Investment Decision Package that will correct such statement or omission or effect such compliance.
Section 2.    Backstop Exchange Commitment.
(a)    Subject to the consummation of the Rights Offering and the terms and conditions of this Agreement, to the extent the Rights Offering is not fully subscribed, the Backstop Exchange Party agrees, severally and not jointly, to (i) exchange borrowings extended to the Company by the Backstop Exchange Party under the Tranche A-2 Last-Out Term Loan or Tranche A-3 Last-Out Term Loan (collectively, the “Last-Out Term Loan”) contained in the Credit Agreement, dated as of May 11, 2015, among the Company, as the borrower, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto, as it has been amended from time to time since (as it may be further amended, the “Credit Agreement”) or (ii) pay cash in immediately available funds (or some combination of (i) and (ii)) for an aggregate number of shares of Common Stock (the “Backstop Acquired Shares”) equal to (x) the Offered Shares minus (y) the number of shares of Common Stock subscribed for and purchased pursuant to the Rights Offering, and at a price per share of Common Stock exchanged equal to the Subscription Price (the “Backstop Exchange Commitment”). As soon as reasonably practicable after the Expiration Time of the Rights Offering (if possible, within two business days after the Expiration Time), the Company shall issue to the Backstop Exchange Party a notice (the “Exchange Notice”) setting forth the number of shares of Common Stock subscribed for in the Rights Offering and, based on the foregoing, the number of shares of Common Stock to be acquired by the Backstop Exchange Party pursuant to the Backstop Exchange Commitment and the aggregate principal amount of borrowings under the Last-Out Term Loan to be exchanged by the Backstop Exchange Party pursuant to the Backstop Exchange Commitment.
(b)    On the terms and subject to the conditions set forth in this Agreement, the closing of the Backstop Exchange Commitment and the Rights Offering (the “Closing”) shall occur concurrently on the second business day following the later of (i) the issuance by the Company of the Exchange Notice and (ii) the date that all of the conditions to the Closing set forth in Section 7 of this Agreement have been satisfied or, to the extent permitted by applicable law, waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), at 10:00 a.m. (Eastern Time) at the offices of King & Spalding LLP, 1185 6th Ave, New York, New York 10036, or such other place, time, and date as shall be agreed between the Company and the Backstop Exchange Party (the date on which the Closing occurs, the “Closing Date”).
(c)    At the Closing (i) the Backstop Exchange Party shall deliver to the Company or to any other person, as applicable, such documentation as is necessary under the

Credit Agreement to exchange and cancel that portion of the Backstop Exchange Party’s loans to the Company under the Last-Out Term Loan representing the aggregate principal amount of loans to be exchanged by it as set forth in the Exchange Notice, and (ii) the Company shall deliver to the Backstop Exchange Party the shares of Common Stock to be acquired by the Backstop Exchange Party pursuant to the Backstop Exchange Commitment in book-entry form, free and clear of all liens, other than liens arising by reason of the transactions contemplated by this Agreement and applicable federal or state laws, to the account of the Backstop Exchange Party with the Company’s transfer agent, which shares of Common Stock shall be legended to reflect the fact that the shares have not been registered under the Securities Act and may not be resold without registration under the Securities Act or pursuant to an exemption from the registration requirements thereof.
(d)    No fees will be paid by the Company to the Backstop Exchange Party for providing the Backstop Exchange Commitment.
Section 3.    Representations and Warranties of the Company. The Company represents and warrants to the Backstop Exchange Party as set forth below:
(a)    Organization. The Company is duly organized and is validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or materially impair the Company’s ability to consummate the transactions contemplated hereby. The Company has the requisite power and authority to own, operate and lease its properties and assets as and where currently owned, operated and leased and to conduct its business as currently conducted.
(b)    Power and Authority. The Company has the requisite corporate power and authority to enter into, execute, and deliver this Agreement and, subject to receipt of stockholder approval of the Equitization Proposals, to perform its obligations hereunder and thereunder. The Board of Directors has determined to recommend that Company stockholders vote in favor of (i) an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 200,000,000 to 500,000,000 shares; (ii) the approval of the Equitization Transactions (as defined in the Proxy Statement) and (iii) a waiver of corporate opportunities with respect to director nominees designated by either the Backstop Exchange Party or Vintage to the fullest extent permitted by law (collectively, the “Equitization Proposals”).
(c)    Execution and Delivery; Enforceability. This Agreement is duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, and subject to principles of equity and public policy.
(d)    Authorized and Issued Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). As of April 25, 2019, (i) 168,867,532 shares of Common Stock were issued and outstanding, (ii) 5,925,248 shares of Common Stock were held in the treasury of the Company, (iii)

5,249,297 shares of Common Stock were reserved for future issuance pursuant to outstanding stock options and other rights to purchase shares of Common Stock and vesting of restricted stock units and restricted stock granted under the Company’s stock option or stock-based compensation plans and (iv) no shares of Preferred Stock were issued and outstanding. The issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and were not issued in violation of any preemptive or similar rights. Except as set forth in this Section 3(d), and except as contemplated by the Investor Rights Agreement, dated as of April 30, 2019, among the Backstop Exchange Party, Vintage and the Company, the Letter Agreement, dated April 5, 2019, among the Backstop Exchange Party, Vintage and the Company, and the Agreement, dated as of January 3, 2018, among the Company, Vintage, Kahn Capital Management, LLC and Brian R. Kahn, as of the date of this Agreement, no shares of capital stock or other equity securities or voting interest in the Company are issued, reserved for issuance, or outstanding. Except as set forth in this Section 3(d), and except as contemplated by the Investor Rights Agreement, dated as of April 30, 2019, among the Backstop Exchange Party, Vintage and the Company, the Letter Agreement, dated April 5, 2019, among the Backstop Exchange Party, Vintage and the Company, and the Agreement, dated as of January 3, 2018, among the Company, Vintage, Kahn Capital Management, LLC and Brian R. Kahn, as of the date of this Agreement, as of the date hereof, the Company is not party to or otherwise bound by or subject to any outstanding option, warrant, call, subscription, or other right (including any preemptive right), agreement, or commitment that (w) obligates the Company to issue, deliver, sell, or transfer, or repurchase, redeem, or otherwise acquire, or cause to be issued, delivered, sold, or transferred, or repurchased, redeemed, or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the Company or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, the Company, (x) obligates the Company to issue, grant, extend, or enter into any such option, warrant, call, right, security, commitment, contract, arrangement, or undertaking, (y) restricts the transfer of any shares of capital stock of the Company (other than pursuant to restricted stock award agreements under the Company’s stock option or stock-based compensation plans), or (z) relates to the voting of any shares of capital stock of the Company (other than the Investor Rights Agreement, dated as of April 30, 2019, among the Backstop Exchange Party, Vintage and the Company, and the Agreement, dated as of January 3, 2018, among the Company, Vintage, Kahn Capital Management, LLC and Brian R. Kahn).
(e)    Issuance. The Offered Shares to be issued and sold by the Company to Holders pursuant to the Rights Offering, when such Offered Shares are issued and delivered against payment therefor, will, upon receipt of approval of the Equitization Proposals, be duly authorized, validly issued and delivered, and fully paid and nonassessable, and will not be issued in violation of any preemptive or similar rights. The Backstop Acquired Shares, if any, to be issued and sold by the Company to the Backstop Exchange Party hereunder, when the Backstop Acquired Shares are issued and delivered against payment therefor by the Backstop Exchange Party hereunder will, upon receipt of approval of the Company’s stockholders, be duly authorized, validly issued and delivered, and fully paid and nonassessable, and will not be issued in violation of any preemptive or similar rights.
(f)    No Conflict. The distribution of the Rights, the sale, issuance, and delivery of the Offered Shares upon exercise of the Rights, the issuance and delivery of the Backstop Acquired Shares in accordance with the terms hereof, the consummation of the

Rights Offering by the Company, and the and performance of and compliance with all of the provisions hereof by the Company and the consummation of the transactions contemplated herein, (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) will not result in any violation of the provisions of the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws or any of the organizational or governance documents of the Company’s subsidiaries, and (iii) will not result in any violation of, or any termination or impairment of any rights under, any law, statute, rule or regulation or any license, authorization, injunction, judgment, order, decree, rule, or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in any such case described in subclauses (i) and (iii) for any conflict, breach, violation, default, acceleration, lien, termination, or impairment which does not involve any agreement or plan with or for the benefit of any employee of the Company or any of its subsidiaries and which would not reasonably be expected to be, individually or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(g)    Consents and Approvals. No consent, approval, authorization, order, registration, or qualification of or with any third party or any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required for the distribution of the Rights, the sale, issuance, and delivery of the Offered Shares upon exercise of the Rights, the issuance and delivery of the Backstop Acquired Shares in accordance with the terms hereof, the consummation of the Rights Offering by the Company, and the execution and delivery by the Company of this Agreement and performance of and compliance by the Company with all of the provisions hereof and the consummation of the transactions contemplated herein, except (i) the registration under the Securities Act of the issuance of the Rights and the Offered Shares pursuant to the exercise of Rights, and (ii) such consents, approvals, authorizations, registrations, or qualifications (A) as may be required under state securities or blue sky laws in connection with the purchase of the Backstop Acquired Shares by the Backstop Exchange Party, or the distribution of the Rights and the sale of the Offered Shares to Holders, or (B) pursuant to the rules of the NYSE, including the requisite approval of Company stockholders of the issuance and sale of shares of Common Stock pursuant to the Backstop Exchange Commitment in accordance with this Agreement.
(h)    Arm’s Length. The Company acknowledges and agrees that the Backstop Exchange Party is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person or entity. Additionally, the Backstop Exchange Party is not advising the Company or any other person or entity as to any legal, tax, investment, accounting, or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Backstop Exchange Party shall not have any responsibility or liability to the Company or its stockholders, directors, officers, employees, advisors or other representatives with respect thereto. Any review by the Backstop Exchange Party of the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Backstop Exchange Party and shall not be on behalf of the Company or its stockholders, directors, officers, employees, advisors or other representatives and shall not affect any of the representations or warranties contained herein or the remedies with respect thereto.
(i)    No Broker’s Fees. Except as set forth in the Credit Agreement, as amended on the date hereof, and the fees payable to Ducera Partners LLC, neither the Company nor any of its subsidiaries is a party to any contract, agreement, or understanding with any person that would give rise to a valid claim against the Company for a financial advisory fee, brokerage commission, finder’s fee, or like payment in connection with the Rights Offering, including the issuance of the Offered Shares upon exercise of Rights or the issuance and sale of the Backstop Acquired Shares in accordance with the terms hereof.
(j)    No Litigation. There are no actions, causes of action, claims, suits, proceedings or orders pending or, to the knowledge of the executive officers of the Company, threatened against the Company at law, in equity, or before or by any governmental agency, which seeks to restrain or enjoin, or could adversely affect the ability of the Company to effect, the consummation of the transactions contemplated hereby.
(k)    No Reliance. The Company acknowledges that it is not, with respect to its entry into this Agreement on the date hereof, relying upon any representation or warranty made by the Backstop Exchange Party not expressly set forth in this Agreement or the Investor Rights Agreement.
Section 4.    Representations and Warranties of the Backstop Exchange Party. The Backstop Exchange Party represents and warrants as set forth below:
(a)    Formation. It has been duly organized and is validly existing and in good standing (or the equivalent thereof, where such concept is recognized) under the laws of its respective jurisdiction of organization.
(b)    Power and Authority. It has the requisite power and authority to enter into, execute, and deliver this Agreement and to perform its obligations hereunder and thereunder and has taken all necessary action required for the due authorization of this Agreement.
(c)    Execution and Delivery. This Agreement is duly and validly executed and delivered by the Backstop Exchange Party and constitutes, or, when executed and delivered, will constitute, a valid and binding obligation of the Backstop Exchange Party, enforceable against the Backstop Exchange Party in accordance with its respective terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, and subject to principles of equity and public policy.
(d)    No Registration. The Backstop Exchange Party understands that the Backstop Acquired Shares issued to the Backstop Exchange Party have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Backstop Exchange Party’s representations as expressed herein or otherwise made pursuant hereto.
(e)    Investment Intent. The Backstop Exchange Party is acquiring the Backstop Acquired Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and the Backstop Exchange Party has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities laws.
(f)    Securities Laws Compliance. The Backstop Acquired Shares will not be offered for sale, sold, or otherwise transferred by the Backstop Exchange Party except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.
(g)    Sophistication. The Backstop Exchange Party has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Backstop Acquired Shares being acquired hereunder. The Backstop Exchange Party understands and is able to bear any economic risks associated with such investment (including necessity of holding the Backstop Acquired Shares for an indefinite period of time). The Backstop Exchange Party acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the information contained herein.
(h)    Accredited Investor. The Backstop Exchange Party represents that it is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Securities Act.
(i)    Legended Securities. The Backstop Exchange Party understands and acknowledges that, upon the original issuance thereof and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws, the Company and its transfer agent shall make such notation in the stock book and transfer records of the Company as may be necessary to record that the Backstop Acquired Shares have not been registered under the Securities Act and that the Backstop Acquired Shares may not be resold without registration under the Securities Act or pursuant to an exemption from the registration requirements thereof.
(j)    No Conflict. Assuming the accuracy of the representations and warranties of the Company hereunder, the purchase of the Backstop Acquired Shares acquired by the Backstop Exchange Party, and the performance of and compliance with all of the provisions hereof by the Backstop Exchange Party, and the consummation of the transactions contemplated herein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Backstop Exchange Party is a party or by which the Backstop Exchange Party is bound or to which any of the property or assets of the Backstop Exchange Party or any of its subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation, bylaws, or similar governance documents of the Backstop Exchange Party, and (iii) will not result in any material violation of, or any termination or material impairment of any rights under, any law, statute, rule or regulation or any license, authorization, injunction, judgment, order, decree, rule, or regulation of any court or governmental agency or body having jurisdiction over the Backstop Exchange Party or any of its properties, except in any such case described in subclauses (i) and (iii) for any conflict, breach, violation, default, acceleration, or lien which would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay, or materially and adversely affect the Backstop Exchange Party’s performance of its obligations under this Agreement.
(k)    Consents and Approvals. Assuming the accuracy of the representations and warranties of the Company hereunder, no consent, approval, authorization, order, registration, or qualification of or with any court or governmental agency or body having jurisdiction over the Backstop Exchange Party or any of its properties is required to be obtained or made by the Backstop Exchange Party for the purchase of the Backstop Acquired Shares in accordance with the terms hereof and the execution and delivery by the Backstop Exchange Party of this Agreement and performance of and compliance by the Backstop Exchange Party with all of the provisions hereof and the consummation of the transactions contemplated herein, except for any consent, approval, authorization, order, registration, or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay, or materially and adversely affect the Backstop Exchange Party’s performance of its obligations under this Agreement.
(l)    No Reliance. The Backstop Exchange Party acknowledges that, with respect to its entry into this Agreement on the date hereof, it is not relying upon any representation or warranty made by the Company not expressly set forth in this Agreement or the Investor Rights Agreement.
Section 5.    Additional Covenants of the Company.
(a)    Listing. The Company shall use its commercially reasonable efforts to list and maintain the listing of the Common Stock, including the Offered Shares, on the NYSE; provided, however, that the Company shall have no obligation to list and maintain the listing of the Common Stock, including the Offered Shares, on the NYSE.
(b)    Rule 158. The Company will generally make available to the Company’s security holders as soon as practicable an earnings statement of the Company covering a twelve-month period beginning after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act.
(c)    Reasonable Best Efforts. The Company shall use its reasonable best efforts (and shall cause its subsidiaries to use their respective reasonable best efforts) to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper, or advisable on its or their part under this Agreement and applicable laws to cooperate with the Backstop Exchange Party and to consummate and make effective the transactions contemplated by this Agreement, including (i) defending any lawsuits or other actions or proceedings, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed and (ii) making and seeking all material governmental and third-party notifications, filings, consents, waivers and approvals required for the commencement and consummation of the Rights Offering.
Section 6.    Additional Covenants of the Backstop Exchange Party. The Backstop Exchange Party agrees with the Company as follows:
(a)    Information. To provide the Company with such information as the Company reasonably requests regarding the Backstop Exchange Party for inclusion in the SEC Transaction Documents that is required under applicable law.
(b)    Cooperation. The Backstop Exchange Party shall use its commercially reasonable efforts to cooperate with the Company and to consummate and make effective the transactions contemplated by this Agreement in accordance with its terms, including executing, delivering, and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement in accordance with its terms and to fully carry out the purposes of this Agreement and the transactions contemplated hereby, including defending any lawsuits or other actions or proceedings to which the Backstop Exchange Party has been named a party, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed.
(c)    No Transfer of Common Stock. Until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Section 10, the Backstop Exchange Party will not, without the prior written consent of the Company, Transfer any shares of Common Stock held, directly or indirectly, by the Backstop Exchange Party; provided, however, that the Backstop Exchange Party may Transfer all or any portion of its shares of Common Stock to one or more of its affiliates, which shall agree in writing to take such securities subject to, and to comply with, the terms of this Agreement.
(d)    No Transfer of Last-Out Term Loans. Until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Section 10, the Backstop Exchange Party will not, without the prior written consent of the Company, hold an aggregate principal amount of Last-Out Term Loan which, when combined with the unrestricted cash held by the Backstop Exchange Party available to satisfy the Backstop Exchange Party's obligations under Section 2, would be less than $50.0 million.
(e)    No Stabilization. The Backstop Exchange Party will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock in violation of applicable law.
Section 7.    Conditions to the Obligations of the Parties.
(a)    Conditions to the Parties’ Obligations under this Agreement. The obligations of the Parties to consummate the transactions contemplated hereby shall be subject to the satisfaction of each of the following conditions (which may be waived in whole or in part by any Party with respect to such Party in such Party’s sole discretion):

(i)    The Registration Statement shall have been declared effective by the Commission and shall continue to be effective, and no stop order shall have been entered by the Commission with respect thereto.
(ii)    The Rights Offering shall have been conducted in all material respects in accordance with this Agreement and shall have been consummated without the waiver of any condition thereto.
(iii)    All material governmental and third-party notifications, filings, consents, waivers, and approvals required for the consummation of the transactions contemplated by this Agreement, including the Rights Offering, shall have been made or received.
(iv)    No action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree, or order of any federal, state, or foreign court shall have been issued that, in each case, prohibits the implementation of the Rights Offering, and the issuance and sale of Common Stock in the Rights Offering, or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Rights Offering and the issuance and sale of Common Stock in the Rights Offering.
(v)    Stockholder approval of the Equitization Proposals shall have been received in accordance with the Proxy Statement.
(vi)    The Offered Shares shall have been approved for listing on the NYSE, subject to official notice of issuance; provided, however, that this condition shall not apply in the event the Common Stock ceases to be listed and traded on the NYSE on or prior to the Closing Date.
(vii)    The Investor Rights Agreement and Registration Rights Agreement, each dated the date hereof, to which the Company and the Backstop Exchange Party are parties shall remain in full force and effect with regard to the Company and the Backstop Exchange Party.
(b)    Additional Conditions to the Company’s Obligations under this Agreement. In addition to the conditions set forth in Section 7(a), the obligation of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction of each of the following conditions (which may be waived in whole or in part by the Company in its sole discretion):
(i)    The representations and warranties of the Backstop Exchange Party contained in this Agreement shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect on the Backstop Exchange Party’s performance of its obligations or similar qualifications) as of the date hereof and as of the Closing Date with the same effect as if made on the Closing Date (except for the representations and warranties made as of a specified date, which shall be true and correct only as such specified date), except where such failures to be so true and correct have not, individually or in the aggregate, prohibited, materially delayed, or materially and adversely affected, and would not reasonably be expected to prohibit, materially delay, or materially and adversely affect, the Backstop Exchange Party’s performance of its obligations under this Agreement, other than with respect to the Backstop Exchange Party’s representations in Sections 4(b) and 4(c) which shall be true and correct in all respects.
(ii)    The Backstop Exchange Party shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement required to be performed or complied with on or prior to the Closing Date.
(c)    Additional Conditions to the Obligations of the Backstop Exchange Party under this Agreement. In addition to the conditions set forth in Section 7(a), the obligations of the Backstop Exchange Party to consummate the transactions contemplated hereby shall be subject to the satisfaction of each of the following conditions (which may be waived in whole or in part by the Backstop Exchange Party in its sole discretion):
(i)    The representations and warranties of the Company contained in this Agreement shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect or similar qualifications) as of the date hereof and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where such failures to be so true and correct have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, other than with respect to the representations in Sections 3(b), 3(c), 3(d) and 3(e), which shall be true and correct in all respects.
(ii)    The Company shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement required to be performed or complied with on or prior to the Closing Date.
(d)    Conditions to the Company’s Obligations to Consummate the Rights Offering. The obligation of the Company to commence and consummate the Rights Offering shall be subject to the satisfaction prior to the closing of the Rights Offering of each of the following conditions (which may be waived in whole or in part by the Company in its sole discretion):
(i)    The Rights Offering shall be, or shall have been, conducted in all material respects in accordance with this Agreement.
(ii)    All material governmental and third-party notifications, filings, consents, waivers, and approvals required for the commencement or consummation of the Rights Offering, as applicable, shall have been made or received.
(iii)    No action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree, or order of any federal, state, or foreign court shall have been issued that, in each case, prohibits the implementation of the Rights Offering and the issuance and sale of Common Stock in the Rights Offering or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Rights Offering and the issuance and sale of Common Stock in the Rights Offering.
(iv)    The Registration Statement shall have been declared effective by the Commission and shall continue to be effective, and no stop order shall have been entered by the Commission with respect thereto.
(v)    Stockholder approval of the Equitization Proposals shall have been received in accordance with the Proxy Statement.
(vi)    With regard to the consummation of the Rights Offering only, the Offered Shares shall have been approved for listing on the NYSE, subject to official notice of issuance; provided however, that this condition shall not apply in the event the Common Stock ceases to be listed and traded on the NYSE on or prior to the Closing Date.
(vii)    The concurrent Closing of the purchase of the Backstop Acquired Shares pursuant to this Agreement.
(viii)    The Investor Rights Agreement and Registration Rights Agreement, each dated the date hereof, to which the Company and the Backstop Exchange Party are parties shall remain in full force and effect with regard to the Company and the Backstop Exchange Party.
Section 8.    Indemnification and Contribution.
(a)    Whether or not this Agreement is terminated or the transactions contemplated hereby consummated, the Company (in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless the Backstop Exchange Party, its affiliates (other than the Company), and their respective officers, directors, members, partners, employees, agents, and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities, and reasonable expenses (“Losses”) to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation, or proceeding (“Proceedings”) instituted by a third party with respect to the Rights Offering, this Agreement, or the other Transaction Documents, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, the Investment Decision Package, any amendment or supplement thereto, or the transactions contemplated by any of the foregoing and shall reimburse such Indemnified Persons for any reasonable and documented legal or other reasonable and documented out-of-pocket expenses incurred in connection with investigating, responding to, or defending any of the foregoing; provided that the foregoing indemnification will not apply to Losses to the extent that they directly resulted from (i) any willful breach by such Indemnified Person or any Backstop Exchange Party or any of their respective affiliates (other than the Company), and their respective officers, directors, members, partners, employees, agents, and controlling persons of this Agreement, (ii) any Losses to the extent resulting from any such Indemnified Person’s bad faith or willful misconduct, or (iii) statements or omissions in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto made in reliance upon or in conformity with information relating to any Backstop Exchange Party furnished to the Company in writing for use in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto.
(b)    If for any reason the foregoing indemnification is unavailable to any Indemnified Person (except as set forth in the proviso to the immediately preceding section) or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Party on the one hand and such Indemnified Person on the other hand as well as any relevant equitable considerations. The indemnity, reimbursement, and contribution obligations of the Indemnifying Party under this Section 8 shall be in addition to any liability that the Indemnifying Party may otherwise have to an Indemnified Person and shall bind and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Indemnifying Party and any Indemnified Person.
(c)    Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Section 8. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded, based on the advice of counsel, that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings, or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

(d)    The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld, conditioned, or delayed). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 8. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person, effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability, or a failure to act by or on behalf of any Indemnified Person.
Section 9.    Survival of Representations and Warranties. The representations and warranties made in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the covenants shall survive in accordance with their specific terms.
Section 10.    Termination.
(a)    This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:
(i)    by mutual written agreement of the Company and the Backstop Exchange Party;
(ii)    by either the Company or the Backstop Exchange Party if the Closing Date shall not have occurred by the Additional Term Loan Prepayment Transaction Deadline (as defined in the Credit Agreement) (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 10(a)(ii) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or prior to such date;
(iii)    by the Company,

(A)
if there has been a breach of any covenant or a breach of any representation or warranty of the Backstop Exchange Party, which breach would cause the failure of any condition precedent set forth in Section 7(b), provided that any such breach of a covenant or representation or warranty is not reasonably capable of cure on or prior to the Outside Date; or

(B)
upon the occurrence of any event that results in a failure to satisfy any of the conditions set forth in Section 7(a) or Section 7(d), which failure is not reasonably capable of cure on or prior to the Outside Date;

(iv)    by the Backstop Exchange Party,

(A)
if there has been a breach of any covenant or a breach of any representation or warranty of the Company, which breach would cause the failure of any condition precedent set forth in Section 7(c), provided that any such breach of a covenant or representation or warranty is not reasonably capable of cure on or prior to the Outside Date; or

(B)	upon the occurrence of any event that results in a failure to satisfy any of the conditions set forth in Section 7(a), which failure is not reasonably capable of cure on or prior to the Outside Date.
(b)    Upon termination under this Section 10, all rights and obligations of the Parties shall terminate without any liability of any Party to any other Party except that (i) nothing contained herein shall release any Party hereto from liability for any willful breach of this Agreement and (ii) the covenants and agreements made by the Parties herein in Sections 8 through 19 will survive indefinitely in accordance with their terms.
Section 11.    Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic transmission, mailed by registered or certified mail (return receipt requested), or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):
If to the Company:
Babcock & Wilcox Enterprises, Inc.
20 South Van Buren Avenue
Barberton, Ohio 44203
Attention: J. André Hall, General Counsel
with a copy to:
King & Spalding LLP
1180 Peachtree Street, NE
Atlanta, GA 30309
Attention: William Calvin Smith, III
Zachary L. Cochran
Email:    calsmith@kslaw.com
zcochran@kslaw.com

If to B. Riley:
c/o B. Riley Financial, Inc.
299 Park Avenue, 21st Floor
New York, NY 10171
Attention: Alan N. Forman, General Counsel
Tel: (212) 409-2420
Email: aforman@brileyfin.com
with a copy to
Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Attention: Steven Levine
Email:    slevine@brownrudnick.com
Section 12.    Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement will be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties. Notwithstanding the previous sentence, the Backstop Exchange Party may assign, delegate, or transfer, in whole or in part, this Agreement or any of its obligations hereunder to any affiliate of the Backstop Exchange Party; provided that any such assignee assumes the obligations of the Backstop Exchange Party hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the Backstop Exchange Party; provided, further, that, notwithstanding the foregoing or any other provisions herein, no such assignment will relieve the Backstop Exchange Party of its obligations hereunder if such assignee fails to perform such obligations. Except as provided in Section 8 with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the Parties any rights or remedies under this Agreement. Any Indemnified Persons shall be entitled to enforce and rely on the provisions listed in the immediately preceding sentence as if they were a party to this Agreement.
Section 13.    Prior Negotiations; Entire Agreement. This Agreement, the documents attached as exhibits to and referred to in this Agreement, that certain Registration Rights Agreement, dated as of the date hereof, that certain Investor Rights Agreement dated as of the date hereof, that certain Debt Exchange Agreement dated as of the date hereof, and the Credit Agreement, together constitute the entire agreement of the Parties with respect to the Backstop Exchange Commitment and supersedes all prior agreements, arrangements, or understandings, whether written or oral, between the parties with respect to the transactions contemplated hereby.
Section 14.    GOVERNING LAW; VENUE. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE PARTIES HERETO AGREES TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN AND FOR NEW CASTLE COUNTY OR, IF THE COURT OF CHANCERY LACKS SUBJECT MATTER JURISDICTION, ANY COURT OF THE STATE OF DELAWARE

SITUATED IN NEW CASTLE COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND AGREES THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS AS SET FORTH IN SECTION 11, AND THAT SERVICE SO MADE SHALL BE TREATED AS COMPLETED WHEN RECEIVED. EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED IN ANY SUCH COURT. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. NOTWITHSTANDING THE FOREGOING, EACH OF THE PARTIES HERETO AGREES THAT EACH OF THE OTHER PARTIES HERETO SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY A COURT PERMITTED BY THIS SECTION 14 IN ANY OTHER COURT OR JURISDICTION.
Section 15.    Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.
Section 16.    Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed, or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power, or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power, or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power, or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power, or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at law or in equity.
Section 17.    Adjustment to Shares. If, prior to the Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

Section 18.    Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of either party against the other party hereto, in no event shall either party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.
Section 19.    Interpretation. When a reference is made in this Agreement to “Sections,” or “Exhibits,” such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. Whenever the words “hereof”, “hereby”, “herein” and “hereunder” and words of like import are used in this Agreement, they shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered all as of the date first written above.

Babcock & Wilcox Enterprises, Inc.

By:	/s/ Kenneth M. Young
Name: Kenneth M. Young Title: Chief Executive Officer

B. Riley FBR, Inc.

By:	/s/ Perry Mandarino
Name: Perry Mandarino Title: Senior Managing Director

Exhibit A

Term Sheet
Capitalized terms used in this Term Sheet but not defined herein shall have the meaning given to them in the Agreement to which it is attached.
THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY WITH RESPECT TO ANY SECURITIES. ANY SUCH OFFER OR SOLICITATION MUST COMPLY WITH ALL APPLICABLE SECURITIES LAWS.

Aggregate Offering Amount	Approximately $50 million

Rights Issued	One Right for every share of Common Stock issued and outstanding as of the Record Date

Subscription Price	$0.30 per share of Common Stock

Offered Shares	167,666,667 shares of Common Stock

Use of Proceeds	All proceeds received by the Company in the Rights Offering will be used to pay down borrowings under the Last-Out Term Loan.

Record Date	Such date as is established for such purpose by the Board of Directors.

Commencement Date	The Company shall commence the Rights Offering by mailing of the subscription and disclosure documents on a date specified by the Board of Directors.

Termination Date	The date that is the earlier of (i) the date the Company publicly announces that it is terminating the Rights Offering, and (ii) the Outside Date.

Subscription Period
The Rights may be exercised during a period commencing on the date on which the Rights are issued and ending no more than 20 days thereafter (as it may be extended, the “Expiration Time”), subject to extension by the Company; provided, however, the Subscription Period may not be extended by more than 10 days without the prior written consent of the Backstop Exchange Party.

Cancellation, Amendment and Termination
The Company may cancel, terminate, or amend the Rights Offering at any time prior to the expiration of the Subscription Period; provided, however, that the prior written consent of the Backstop Exchange Party is required once the Subscription Period is commenced, subject to the right of the Company to extend the Subscription Period as set forth above.

Transferability	Each Right will not be transferable.

Fractional Shares
If the exercise of Rights would create any fractional shares of Common Stock, the Company will not issue such fractional shares of Common Stock or cash in lieu of fractional shares of Common Stock. Any fractional shares of Common Stock that would be created by such an exercise of Rights will be rounded to the nearest whole share, with such adjustments as necessary to ensure that all of the Offered Shares are issued and the Company receives the Aggregate Offering Amount.

No Oversubscription Right	No oversubscription right will be provided as part of the Rights Offering.

Backstop Commitment	The Backstop Exchange Party will provide the Backstop Exchange Commitment on the terms specified in Section 2 of the Agreement to which this Term Sheet is attached.